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                                                                EXHIBIT 10.13(h)


                                 COMPROMISE AGREEMENT


     THIS COMPROMISE AGREEMENT ("Agreement") is made as of the 28th day of June, 1996, by and among HADEN MACLELLAN HOLDINGS, PLC. ("HMH"), HADEN, INC. ("HI"), HADEN ENVIRONMENTAL CORPORATION ("HEC"), HADEN PURIFICATION, INC. ("HPI"), MERIDIAN NATIONAL CORPORATION ("MNC"), NATIONAL PURIFICATION, INC. ("NPI") MEPI CORP. ("MEPI"), ENVIRONMENTAL PURIFICATION INDUSTRIES COMPANY (EPI") and ENVIRONMENTAL PURIFICATION INDUSTRIES, INC. ("Newco"). HMH, HI, HEC and HPI and their respective affiliates are collectively referred to below as the "Haden Parties." MNC, NPI, MEPI, EPI and Newco and their respective affiliates are collectively referred to below as the "'Meridian Parties."

                                      RECITALS:

     A. The parties hereto (other than Newco) entered into a Termination Agreement dated as of July 1, 1992, as amended June 11, 1993, and April 28, 1994 (said Termination Agreement and said amendments thereto are collectively referred to below as the "'Termination Agreement"), providing for, among other things, the termination and abandonment of HPI's interest in EPI and certain continued funding of EPI.

     B. Pursuant to the Termination Agreement, HPI advanced to EPI funds which advances are evidenced by that certain Promissory Note of EPI dated as of July 1, 1992 (the "$650,000 Note").

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     C.  Pursuant to the Termination Agreement, NPI and MEPI, jointly and severally, guaranteed repayment of the $650,000 Note and granted a security interest in all of their interests in EPI (the "Partnership Interests") to HPI under the terms of that certain Guaranty and Security Agreement dated as of July 1, 1992 (the "Guaranty and Security Agreement").

     D. As of the date of this Agreement, the outstanding balance under the $650,000 Note is approximately $701,000 of which EPI has delivered funds to HPI in the amount of $48,769.

     E. Pursuant to a certain Loan Agreement, dated as of December 15, 1989, between Toledo-Lucas County Port Authority and EPI (the "IRB Loan Agreement"), EPI is the borrower of an original principal amount of $5,745.000. The IRB Loan Agreement and all of the documents related to and referenced in the IRB Loan Agreement are collectively referred to below as the "IRB Loan Documents." The loan transaction described in the IRB Loan Documents is referred to as the IRB Loan.

     F. Pursuant to the Termination Agreement, HPI assumed and agreed to pay 50% of the Financing Payments (as defined in the IRB Documents) due from EPI to the Trustee (as defined in the IRB Documents).

     G. HPI has agreed to accept $350,000 as payment in full of all obligations under the $650,000 Note and to terminate the Guaranty and Security Agreement and the Termination Agreement (except to the extent provided below) all upon the terms and subject to the conditions set forth in this Agreement.

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                                      AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and provisions set forth in this Agreement, and in reliance thereon, the parties agree as follows:

     1. PREPAYMENT AND COMPROMISE OF $650,000 NOTE. Concurrently with the delivery of counterpart executed copies of this Agreement, Newco, on behalf of EPI, will prepay, or cause to be prepaid, by wire transfer or official bank check, the sum of $350,000 (the "Compromise Payment") to HPI in full and complete compromise, settlement, and payment of all principal and interest and any other obligations under the $650,000 Note. HPI (a) hereby accepts the Compromise Payment as payment in full of all principal and interest and any other obligations under the $650,000 Note and (b) will promptly surrender to EPI the original $650,000 Note marked "fully paid and canceled." The Haden Parties hereby withdraw the notice of default issued to EPI on behalf of HPI by Jaffe, Raitt, Heuer & Weiss dated June 13, 1996 and acknowledge that EPI is not in default under the $650,000 Note.

    2. TERMINATION OF GUARANTY AND SECURITY AGREEMENT; RELEASE OF SECURITY INTEREST. Except to the extent provided in Section 4 below, the Guaranty and Security Agreement, the Termination Agreement and any other existing agreements between any of the Haden Parties and any of the Meridian Parties are hereby terminated and will be of no further force and effect. Each of the Meridian Parties acknowledges and agrees with the Haden Parties that neither HPI nor any other Haden Party is a partner of, or has any ownership interest in, EPI and nothing contained in this Agreement shall be construed otherwise.

HPI will take all necessary steps to evidence its release of its security interest in the Partnership Interests, including, without limitation, the execution and delivery of termination statements to

EPI for filing in each office in which a financing statement has been filed by HPI or as may be necessary or required to release any security interest it has in the Partnership Interests.

     3. REPRESENTATION AND WARRANTY OF HPI. HPI represents and warrants that it has not assigned, transferred, encumbered, or pledged to any party, or otherwise alienated, the $650,000 Note, or any portion thereof.

     4. CONTINUING AGREEMENTS. Except as provided below, any and all restrictions, rights, obligations or liabilities of the parties to this Agreement contained in the Termination Agreement are hereby dissolved and will be of no further force and effect. Notwithstanding the foregoing, the parties to this Agreement agree as follows:

         (a) From and after the date of this Agreement through July 1, 1998, none of the Haden Parties will, directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be engaged or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any person, corporation, limited liability company, partnership, proprietorship, firm, associate or other business entity, or otherwise engage in any business, that competes with EPI or any of its affiliates as a "third party paint sludge processor" (as defined below) within a circular, geographical area having a two hundred (200) mile radius with its center located at EPI's Toledo, Ohio location (the "Toledo 200 Miles Area").

         (b)(i) HPI hereby assumes and agrees to pay 50% of the Financing Payments (as defined in the IRB Loan Documents) due from EPI to the Trustee, for Financing Payments due on or after July 1, 1992, net of the Bond Reserve Deposit (as defined in the IRB Loan Documents). The Trustee has been advised of this assumption by HPI, and the Trustee is entitled to enforce this assumption, directly against HPI. This assumption is intended to constitute a contribution of money by HPI to EPI, within the scope of Section 752(a) of the Internal Revenue Code of 1986, as amended.

            (ii) HMH hereby guaranties to EPI and MNC the prompt and full satisfaction of HPI's obligations under this Agreement.

            (iii) EPI hereby assigns to HPI 50% of EPI's residual interest in the Bond Reserve Deposit.

            (iv) HPI will satisfy its obligations under subsection (b)(i) above by making payments directly to the Trustee, for credit to the IRB Loan, in amounts equal to 50% of the Financing Payments, as Financing Payments are due under the IRB Loan Documents, for Financing Payments due on or after July 1, 1992. HPI will provide evidence to EPI of each payment made by HPI to the Trustee, at the time of such payment. To the extent that any portion of the obligation of EPI under the IRB Loan Documents is prepaid, at any time in the future, HPI shall have the option to prepay its liability under this paragraph on the same basis. The obligation of HPI to make payments to the Trustee, in the amount of 50% of the Financing Payments is fixed and unconditional, and HPI waives all rights of subrogation against EPI and all rights of contribution against NPI, with respect to such payments. At such time as the Bond Reserve Deposit being held by the Trustee under the IRB Loan Documents, including any accrued and unpaid interest thereon, is applied by the Trustee to periodic Financing Payments due from EPI or to a prepayment of the IRB Loan, 50% of such funds shall be applied to the obligations of HPI under this paragraph. In the event that the Trustee refunds any or all of the Bond Reserve Deposit, including accrued and unpaid interest thereon, 50% of such refund shall be refunded to

         HPI. The intent of this provision is that HPI shall satisfy 50% of EPI's remaining obligations under the IRB Loan, net of the Bond Reserve Deposit.

         (c) HEC is the owner of certain patent and other proprietary rights related to the fabrication and use of the DryPure-TM- processing system (the "DryPure-TM- Rights"). HEC hereby reaffirms and acknowledges its grant of a nonexclusive perpetual license of the DryPure-TM- Rights, to EPI for the processing of paint sludge using the DryPure-TM- processing system. Such license will be personal to EPI but may be assigned in connection with any sale of the DryPure-TM- processing system.

         (d) From and after the date of this Agreement through July 1, 1998, HEC will not grant a license of DryPure-TM- Rights to any third party paint sludge processor, to use a DryPure-TM- system within the Toledo 200 Mile Area. Furthermore, from and after the date of the Agreement through July 1, 1998, HEC will not grant a license of DryPure-TM- Rights outside of the Toledo 200 Mile Area to any third party paint sludge processor, without offering a right of first refusal, on the location, but not pertaining to the price, effective for a 30 day period, to EPI for those areas. It is understood and agreed by the parties that the term license includes, without limitation, the sale, lease or other financing arrangement of a DryPure-TM- processing system.

         (e) For the purposes of this Agreement, the term "third party paint sludge processor" means any business which uses a DryPure-TM- system to process paint sludge which it did not generate (EG., EPI), as opposed to the parties who use a DryPure-TM- sludge drying system to process paint sludge or other waste streams which they generate (E.G., Chrysler, Ford, Toyota, Caterpillar).

         (f) From and after the date of this Agreement through July 1, 1998, EPI will pay a throughput charge to HEC in an amount equal to $10.00 per cubic yard of paint sludge processed through EPI's DryPure-TM- systems. All throughput charges will be paid on the last day of each month with respect to number of cubic yards of paint sludge processed during the preceding month.

         (g) Nothing contained in this Agreement shall be deemed to prohibit EPI from soliciting business from automobile and truck manufacturers. From and after the date of this Agreement through July 1, 1998, HEC will assist in the promotion of EPI, on a reasonable efforts but no guaranteed results basis, for business by EPI from automobile and truck manufacturers. HEC is in the business of selling, leasing and operating DryPure-TM- systems to automobile and truck manufacturers. The assistance to be given by HEC to EPI, referenced above, will be that HEC will refer automobile and truck manufacturers to EPI in instances where the sales call by HEC results in an interest by the customer in the DryPure-TM- technology, but not of a sale or lease basis. HEC will then refer the customer to EPI.

         (h) To the extent that EPI is unable to meet its obligations to the Trustee, after application of the payments being made to the Trustee pursuant to subsection (b)(iv) above (i.e. 50% of the Financing Payments due), MNC hereby assures HMH that MNC will promptly satisfy its obligations under the Guaranty Agreement dated as of December 15, 1989 between MNC and the Trustee so that HMH's interest in the Bond Reserve Deposit is in no way diminished. MNC and EPI will provide evidence to HPI of each payment by EPI or MNC to the Trustee, at the time of such payment.

    5. RELEASE. Each of MNC, NPI, MEPI, EPI and Newco hereby release the Haden Parties and their respective officers, directors, shareholders, employees, agents, successors and assigns (collectively, the "Haden Group") from and against any and all claims, demands, causes of action, obligations and liabilities (collectively, "Claims") of every kind and nature which they have, had or could have had against the Haden Group or any of them from the beginning of time through the date of execution and delivery of this Agreement, whether such Claims are known or unknown, accrued or unaccrued. Each of HMH, HI, HEC and HPI hereby release the Meridian Parties, and their respective officers, directors, shareholders, employees, agents, successors and assigns (collectively, the "Meridian Group") from and against any and all Claims of every kind and nature which they have, had or could have had against the Meridian Group or any of them from the beginning of time through the date of execution and delivery of this Agreement, whether such Claims are known or unknown, accrued or unaccrued.

     6. ARBITRATION. Any disputes arising between any of the Haden Parties, on the one hand, and any of the Meridian Parties, on the other hand, of any nature whatsoever, shall be submitted to binding arbitration pursuant to the rules of the American Arbitration Association, then in effect, in Toledo, Ohio.

     7. BINDING EFFECT. The rights and obligations of the parties under this Agreement will inure to the benefit of; and will be binding upon, the parties and their respective successors and assigns. Any assignment of this Agreement or any of the rights, interests or obligations of any party to this Agreement will not relieve any party from its obligations under this Agreement.

     8. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the principles of conflicts of law thereof.

     9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all other understandings or agreements, written or oral, if any, with respect to the subject matter of this Agreement.

     10. MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Compromise Agreement as of the date first above written. Each person signing below warranties his or her authority to do so.


HADEN MACLELLAN HOLDINGS, PLC.               HADEN, INC.



By: /s/ John S. Doychic                 By: /s/ John S. Doychic
   --------------------------------       ---------------------------
     Name: John s. Doychic                  Name: John Ss. Doychic
     Title: Secretary/Treasurer             Title: Secretary/Treasurer


HADEN ENVIRONMENTAL                         HADEN PURIFICATION, INC.
CORPORATION



By: /s/ John S. Doychic                 By: /s/ John S. Doychic
   --------------------------------       ---------------------------
     Name: John s. Doychic                  Name: John Ss. Doychic
     Title: Secretary/Treasurer             Title: Secretary/Treasurer


MERIDIAN NATIONAL CORPORATION               NATIONAL PURIFICATION, INC.



By: /s/ William D. Feniger             By: /s/ William D. Feniger
   --------------------------------       ---------------------------
       William D. Feniger                   William D. Feniger
       President                            President



                         (Signatures continued on next page]

MEPI CORP.                                  ENVIRONMENTAL PURIFICATION
                                            INDUSTRIES COMPANY


By: /s/ William D. Feniger             By: /s/ William D. Feniger
   --------------------------------       ---------------------------
       William D. Feniger                   William D. Feniger
       President                            President

                                       and also



ENVIRONMENTAL PURIFICATION             By: National Purification, Inc.,
INDUSTRIES, INC.                          its general partner


By: /s/ Bruce F. Maison                 By:  /s/ William D. Feniger
   --------------------------------       ---------------------------
        Bruce F. Maison                     William D. Feniger
        President                           President